                    CONVERTIBLE SECURITIES SUBSCRIPTION AGREEMENT



   This Convertible Securities Subscription Agreement (the "Agreement") dated as of February 13, 1997 has been executed by the undersigned (the "Subscriber") in connection with (a) the sale of 6% Subordinated Convertible Debentures due February 13, 2000 (the "Debentures") of Zycad Corporation, a Delaware corporation (the "Company"), convertible into shares of Common Stock, par value $0.10 per share, (the "Common Stock") of the Company, and (b) the issuance by the Company of its warrants to purchase up to 500,000 shares of Common Stock (the "Warrants"). The Company is offering an aggregate amount of up to $5,000,000 of Debentures, together with the Warrants, at an aggregate price of $5,000,000 (the "Offering"). The form of the Debentures, including the terms on which the Debentures may be converted into Common Stock, is attached hereto as Exhibit A. The form of the Warrants, including the terms upon which the Warrants may be exercised, is attached hereto as Exhibit B. The solicitation of this Agreement and, if accepted by the Company, the offer and sale of the Debentures and the Warrants, are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission ("SEC") under the United States Securities Act of 1933, as amended (the "Securities Act") or upon the provisions of Section 4(2) of the Securities Act. The Debentures, the Warrants and the Common Stock issuable upon conversion or exercise thereof are sometimes collectively referred to in this Agreement as the "Securities." The Common Stock issuable upon conversion of the Debentures is sometimes referred to as the "Underlying Stock", and the Common Stock issuable upon the exercise of the Warrants is sometimes referred to as the "Warrant Stock." The Subscriber wishes to subscribe for, and the Company wishes to issue, the principal amount of Debentures and the number of Warrants at the aggregate purchase price set forth in Section 14 and in accordance with the other terms and conditions of this Agreement. In consideration of the mutual promises, representations, warranties and conditions set forth herein, and intending to be legally bounded hereby, the Company and the Subscriber agree as follows:

1.  PURCHASE AND SALE OF SECURITIES; CLOSING CONDITIONS

    1.1  PURCHASE AND SALE OF SECURITIES.

         (a) PURCHASE OF DEBENTURES AND WARRANTS. The Subscriber hereby subscribes for the principal amount of Debentures and for the number of Warrants and at the aggregate purchase price set forth in Section 14. The closing of the purchase of such Debentures and Warrants (the "Closing Dates") shall take place in two (2) separate closings, the first of which is hereinafter referred to as the "First Closing", and the second of which is hereinafter referred to as the "Second Closing". Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 1.2 and 1.3 below: (i) at the First Closing, the Company shall issue and sell to the Subscriber, and the Subscriber shall purchase from the Company, seven-tenths of the aggregate principal amount of

Debentures and all of the Warrants which the Subscriber is purchasing hereunder for consideration equal to seven-tenths of the Purchase Price, and (ii) at the Second Closing, the Company shall issue and sell to the Subscriber and the Subscriber shall purchase from the Company the remainder of the aggregate principal amount of Debentures which the Subscriber is purchasing hereunder for a price equal to the remainder of the Purchase Price.

         (b) FORM OF PAYMENT. On each Closing Date (as defined below), (i) the Subscriber shall pay the portion of the Purchase Price for the Securities to be issued and sold at the applicable Closing by wire transfer to the Company, in accordance with the Company's written instructions, against delivery of duly executed Debentures and Warrants which the Subscriber is then purchasing and
(ii) the Company shall deliver to Subscriber such Debentures and Warrants against delivery of such Purchase Price.

         (c) CLOSING DATES. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 1.2 and 1.3 below, the date and time of the issuance and sale of the Debentures and Warrants pursuant to this Agreement ( the "Closing Dates") shall be (i) in the case of the First Closing, 12:00 noon Eastern Standard Time on February 13, 1997 ("First Closing Date"), and (ii) in the case of the Second Closing, 12:00 noon Eastern Standard Time, three business days following notification of satisfaction (or waiver) of the condition to such Closing set forth in Section 1.3(b)(viii) below ("Second Closing Date") (subject, in each case, to a two (2) business day grace period at either party's option), or, in each case, at such mutually agreed upon time. Provided however, if pursuant to Section 6(e) of the Registration Rights Agreement, the Subscriber has the right (whether or not exercised) to have the Debentures issued at the First Closing redeemed by the Company, the Subscriber shall no longer be obligated to, but may at its option exercised in its sole discretion, purchase any part or all of the remainder of the aggregate principal amount of Debentures otherwise issuable at the Second Closing. ____________


    1.2  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND
SELL THE DEBENTURES AND WARRANTS. The obligation hereunder of the Company to issue and/or sell the Debentures and Warrants to the Subscriber at each Closing is subject to the satisfaction, at or before such Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a) ACCURACY OF THE SUBSCRIBER'S REPRESENTATION AND WARRANTIES. The representations and warranties of the Subscriber shall be true and correct as of the date when made and as of the applicable Closing Date as though made at each such time.

         (b) PERFORMANCE BY THE SUBSCRIBER. The Subscriber shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing.

         (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

         (d) PAYMENT OF PURCHASE PRICE. The Subscriber shall have delivered to the Company that portion of the Purchase Price payable by the Subscriber at the applicable Closing.

    1.3 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SUBSCRIBER TO ACQUIRE THE DEBENTURES AND WARRANTS. The obligation of Subscriber hereunder to acquire and pay for the Debentures and Warrants at each of the First Closing and the Second Closing, as applicable, is subject to the satisfaction, at or before the Closing Date in respect of such Closing, of each of the following conditions. Each of these conditions is for Subscriber's sole benefit and may be waived by Subscriber at any time in its sole discretion.

         (a)  As to the First Closing:

              (i) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct as of the date when made and as of the First Closing Date as though made at each such time.

              (ii) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all respects with covenants, agreements and conditions required by this Agreement and by all other agreements related to this agreement to be performed, satisfied or complied with by the Company at or prior to the First Closing.

              (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

              (iv) ADVERSE CHANGES. Since December 31, 1995, no event which had or is likely to have a material adverse effect on the Company has occurred, except as described in the Company's form 10-Q's for the quarterly periods ended March 31, June 30, September 30, 1996, as well as the Company's press release of February 5, 1997, a copy of which has been furnished to the Subscriber.

              (v) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. As of the First Closing Date, the trading of the Common Stock shall not have been suspended by the SEC, the Nasdaq Stock Market (the "Exchange") or the National Association of Securities Dealers, Inc. (the "NASD") and the Common Stock shall not have been delisted from the Exchange.

              (vi) THE LEGAL OPINION. The Company shall have delivered to the Subscriber the opinion of Wilson, Sonsini, Goodrich & Rosati, independent counsel to the Company, in form and substance reasonably satisfactory to the Subscriber.

              (vii) OFFICER'S CERTIFICATE. The Company shall have delivered to the Subscriber a certificate in substantially the form and substance of the Officer's Certificate Exhibit which is annexed hereto and hereby made a part hereof or in such other form and substance as shall be reasonably satisfactory to the Subscriber, executed in either case by an executive officer of the Company as of the First Closing Date, to the effect that all the conditions to the First Closing shall have been satisfied.

              (viii) REGISTRATION RIGHTS AGREEMENT. The Company and the Subscriber shall have entered into the Registration Rights Agreement contemplated by Section 4.1.

              (ix) IRREVOCABLE LETTER OF INSTRUCTION. The Company shall have issued to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for it's Common Stock coterminous with the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form and substance of the Transfer Agent Irrevocable Instruction Exhibit which is annexed hereto and hereby made a part hereof.

         (b)  As to the Second Closing:

              (i) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Second Closing Date as though made at each such time.

              (ii) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and by all other agreements related to this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing.

              (iii) ADVERSE CHANGES. Since December 31, 1995, no event which had or is likely to have a material adverse effect on the Company has occurred, except as described in the Company's form 10-Q's for the quarterly periods ended March 31, June 30, September 30, 1996, as well as the Company's press release of February 5, 1997, a copy of which has been furnished to the Subscriber.

              (iv) NO SUSPENSION OF TRADING OR DELISTING OF COMMON STOCK. As of the Second Closing Date, the trading of the Common Stock shall not have been suspended by the SEC, the Exchange or the NASD, and the Common Stock shall not have been delisted from the Exchange.

              (v) THE LEGAL OPINION. The Company shall have delivered to the Subscriber the opinion of Wilson, Sonsini, Goodrich & Rosati, independent counsel to the Company, dated as of the Second Closing Date, in form and substance reasonably satisfactory to the Subscriber.

              (vi) OFFICER'S CERTIFICATE. The Company shall have delivered to the Subscriber a certificate in substantially the form and substance of the Officer's Certificate Exhibit which is annexed hereto and hereby made a part hereof or in such other form and substance as shall be reasonably satisfactory to the Subscriber, executed in either case by an executive officer of the Company as of the Second Closing Date, to the effect that all the conditions to the Second Closing shall have been satisfied.

              (vii) REGISTRATION STATEMENT. The registration statement filed by the Company pursuant to Section 2 of the Registration Rights Agreement covering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) underlying (i) the Debentures issued at the First Closing and to be issued at the Second Closing and (ii) the Warrants issued at the First Closing (the "Registration Statement") shall be effective, and no stop order shall have been issued in respect thereof and the registration statement and use of the related prospectus have not been suspended and there is no reason or basis for such suspension in either case pursuant to
         Section 8 of the Registration Rights Agreement.

              (viii) FORM OF DEBENTURE. The form of Debenture to be executed and delivered on the Second Closing Date pursuant to this Agreement shall be in the same form and substance as the Debentures issued at the First Closing, but dated as at the Second Closing Date, completed to reflect the appropriate principal amounts thereof, and otherwise amended only to reflect adjustments to the Applicable Percentages (as defined in the Debentures) pursuant to the Registration Rights Agreement prior to the Second Closing Date, as though such Debentures had been issued on the First Closing Date.

2.  REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

    The Subscriber represents and warrants to the Company that:

    2.1 NO GOVERNMENT RECOMMENDATION OR APPROVAL. The Subscriber understands that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company or the offering of the Securities.

    2.2 INTENT. The Subscriber is purchasing the Securities for its own account and not with a view towards distribution and the Subscriber has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, the Subscriber does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. The Subscriber understands that the Securities must be held indefinitely unless such Securities are subsequently registered under the Securities Act of 1933 or an exemption from registration is available. The Subscriber has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

    2.3 SOPHISTICATED INVESTOR. The Subscriber is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act ("Regulation D")) and an accredited investor (as defined in Rule 501 of Regulation D), and Subscriber has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Securities. The Subscriber acknowledges that the Securities are speculative and involve a high degree of risk.

    2.4 INDEPENDENT INVESTIGATION. The Subscriber, in making its decision to purchase the Securities subscribed for hereunder, has relied upon an independent investigation made by it and/or its representatives and has not relied /^/ on any oral or written representations or assurances from the Company or any representative or agent of the Company, other than as set forth in this Agreement, in the public filings of the Company and in the documents described below. Prior to the date hereof, the Subscriber has been furnished with and has reviewed the Company's latest proxy statement and Annual Report on Form 10-K sent to the Company's shareholders and all documents filed by the Company with the Securities and Exchange Commission (the "Commission") since December 31, 1995, pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
(excluding preliminary proxy statement filings) (such documents are collectively referred to in this Agreement as the "Exchange Act Reports").
The Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Offering and has received satisfactory answers to all inquiries it has made with respect to the Company and the Securities. The Subscriber acknowledges the price and terms of the Securities offered hereby has been determined by negotiation based, in part on the market price for the Common Stock, and does not necessarily bear any relationship to the assets, book value or potential performance of the Company or any other recognized criteria of value.

    2.5 AUTHORITY. This Agreement has been duly authorized and validly executed, and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

    2.6 NO LEGAL ADVICE FROM COMPANY. The Subscriber acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and tax advisors. Except for any statements or representations of the Company made in this Agreement and in the Exchange Act Reports, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representative or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

    2.7 NO BROKERS. The Subscriber has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby, except for dealings with Promethean Investment Group, L.L.C., whose fees will be paid for by the Subscriber.

    2.8 NOT AN AFFILIATE. The Subscriber is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

    2.9 RELIANCE ON REPRESENTATIONS AND WARRANTIES. The Subscriber understands that the Securities are being offered and sold to it in reliance on specific provisions of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Subscriber that:

    3.1 COMPANY STATUS. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act of 1934, is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing of its common stock, and such common stock is currently listed on the Exchange.

    3.2 CURRENT PUBLIC INFORMATION. The Exchange Act Reports are the only filings made by the Company since December 31, 1995, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

    3.3 NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION IN REGARD TO this TRANSACTION. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf has conducted any "directed selling efforts" with respect to the Debentures or the Warrants nor has the Company conducted any general solicitation (as that term is used in Regulation D) with respect to any of the Securities, nor have they made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Act.

    3.4 VALID ISSUANCE OF DEBENTURES AND CAPITAL STOCK. The Company has an authorized capitalization consisting of 40,000,000 shares of Common Stock, par value $0.10 and 2,000,000 shares of Preferred Stock, par value $0.10, warrant outstanding for 194,500 shares of Common Stock, and stock options granted to employees as described in the Exchange Act Reports. The Company has issued and outstanding 25,223,412 shares of Common Stock. None of such Preferred Stock has been issued or is outstanding. All of the issued shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; upon issuance of the Securities, the Securities will be duly and validly issued, fully paid and non-assessable;
the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants, when issued and delivered in accordance with the terms of the Debentures and the Warrants respectively, will be duly and validly issued, fully paid and non-assessable; and the holders of outstanding Capital Stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company to subscribe for the capital stock or other securities of the Company as a result of the sale of the Securities or the issuance of Common Stock upon the conversion or exercise thereof.

    3.5 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries, except for those listed on the Subsidiary Exhibit annexed hereto and hereby made a part hereof. The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material and adverse to such entity or to other entities controlling or controlled by such entity, and/or any condition or situation which would prohibit or otherwise interfere with the ability of the entity with respect to which said term is used to enter into and perform its obligations under this Agreement.

    3.6 AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution, issuance and delivery of this Agreement, the Debentures and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of Common Stock upon the conversion or exercise thereof, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement and the Debentures and Warrants constitute, and upon execution, issuance and delivery thereof the Debentures and Warrants shall be, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

    3.7 CORPORATE DOCUMENTS. The Company has furnished or made available to the Subscriber true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

    3.8 NO CONFLICTS. The execution, delivery and performance of this Agreement and the Debentures and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of Common Stock upon the conversion or exercise thereof, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Subscriber and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material
Adverse Effect. The Company is not required under federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Securities in accordance with the terms hereof and thereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to either the First Closing or the Second Closing, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Subscriber herein.

    3.9 EXCHANGE ACT REPORTS. The Company has delivered or made available to the Subscriber true and complete copies of the Exchange Act Reports (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Subscriber any information which, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company but which has not been so disclosed. As of their respective dates, the Exchange Act Reports complied in all material respects with the requirements of the Exchange Act and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such Exchange Act Reports, and none of the Exchange Act Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Exchange Act Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

    3.10 NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, the date through which the most recent annual report of the Company on Form 10-K which has been prepared and filed with the SEC, a copy of which is included in the Exchange Act Reports, no Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries, except as described in the Company's form 10-Q's for the quarterly periods ended March 31, June 30, September 30, 1996 as well as the Company's press release of February 5, 1997, a copy of which has been furnished to the Subscriber.

    3.11 NO UNDISCLOSED LIABILITIES. The Company and its subsidiaries have no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the Exchange Act Reports, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since December 31, 1995, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

    3.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

    3.13 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Act.

    3.14 NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Subscriber relating to this Agreement for the transactions contemplated hereby, except for dealings with Promethean Investment Group, L.L.C., whose fees will be paid for by the Subscriber.

4.  COVENANTS OF THE COMPANY

    4.1 REGISTRATION RIGHTS. The Company agrees that, at the First Closing, it will enter into a Registration Rights Agreement with the Subscriber, in the form and substance of the Registration Rights Agreement Exhibit which is annexed hereto and hereby made a part hereof.

    4.2 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Debentures; and exercise of the Warrants; provided, however, that the number of shares so reserved shall, except as hereinafter and in the Debentures provided, shall be 1,750,000 shares, subject to reduction and increase as hereinafter provided. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of Debentures or exercise of the Warrants (provided that in no event shall the number of shares so reserved be less than the maximum number required to satisfy the remaining conversion rights on the unconverted Debentures and the remaining exercise rights under unexercised Warrants) and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions. In the event the number of shares so reserved shall be insufficient for issuance upon the conversion of the Debentures and exercise of the Warrants, or if the Holders of the Debentures would at any time upon conversion thereof be entitled to the issuance of shares of Common Stock in excess of the limitation in Paragraph 5(d) of the Debentures, then in either case the Company shall use its best efforts and all due diligence to obtain the approval by its shareholders of this Subscription Agreement and all transactions contemplated hereunder, including the authorization of such additional shares as may be required to issue such shares in excess of the number so reserved or in excess of such limitation, as the case may be.



    4.3 LISTING OF UNDERLYING SHARES. The Company hereby agrees, promptly following the First Closing of the transactions contemplated by this Agreement, to take such action to cause the Underlying Stock and the Warrant Stock to be listed on the Exchange as promptly as possible but no later than 90 days following the First Closing Date. The Company further agrees, if the Company applies to have the Common Stock traded on any principal stock exchange or market, it will include in such application the Underlying Stock and the Warrant Stock and will take such other action as is necessary or desirable to cause the Underlying Stock and the Warrant Stock to be listed on such other exchange or market as promptly as possible.

    4.4 EXCHANGE ACT REGISTRATION. The Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.
The Company will take all action under its control to continue the listing and trading of its Common Stock on the Exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Exchange.

    4.5 LEGENDS. The Underlying Stock and the Warrant Stock and certificates evidencing the same shall, upon the effectiveness of the Registration Statement be free of legends (except as provided in Section 5.1 below), "stop transfers," so-called, "stock transfer restrictions," so-called, or other restrictions.

    4.6 CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

5.  LEGENDS

    5.1 LEGENDS. The Company will issue one or more Debentures in the name of the Subscriber and in such denominations (but no less than $50,000 each) to be specified by the Subscriber prior to (or from time to time subsequent to) the Closings. The Debentures, the Warrants, certificates evidencing any shares of Common Stock issued upon conversion or exercise thereof prior to the effectiveness of the Registration Statement and, except as hereinafter provided in this Section 5.1, certificates evidencing shares of Common Stock issued upon conversion or exercise of the Debentures or Warrants, as the case may be, after effectiveness of the Registration Statement, will bear the following legend (the "Legend"):

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         Prior to the First Closing, the Company will issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock coterminous with the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form and substance of the Transfer Agent Irrevocable Instruction Exhibit which is annexed hereto and hereby made a part hereof. Such instructions shall be irrevocable by the Company from and after the First Closing or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time to issue certificates evidencing Underlying Stock or Warrant Stock free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with Company or its counsel and without the need for any further advice or instruction to the transfer agent by or from the Company or its counsel:

              (a) At any time from and after the effectiveness of the Registration Statement except during a Suspension Period (as defined in the Registration Rights Agreement):

                   (i) upon any surrender of one or more Debentures or Warrants for conversion or exercise into Underlying Stock or Warrant Stock, as the case may be, to the extent such surrender is accompanied by a Conversion or Exercise Notice requesting the issuance of certificates evidencing such Stock free of the Legend and either containing or also accompanied by representations to the effect that the Holder of the surrendered Debentures or Warrants intends to effect one or more sales of such Underlying or Warrant Stock pursuant to and in accordance with the

         Registration Statement, including the prospectus delivery requirements applicable thereto; and

                   (ii) upon any surrender of one or more certificates evidencing Underlying Stock or Warrant Stock and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing or also accompanied by representations by the Holder of the surrendered Stock to the effect of those described in Section 5.1(a)(i) above; and

              (b) At any time from and after the First Closing Date, upon any surrender of one or more certificates evidencing Underlying Stock or Warrant Stock and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing or also accompanied by representations that (i) the Holder thereof is permitted to dispose thereof pursuant to Rule 144(k) under the Act or (ii) the Holder intends to effect the sale or other disposition of such Stock, whether or not pursuant to the Registration Statement, to a purchaser or purchasers who will not be subject to the registration requirements of the Act, or (iii) such Holder is not then subject to such requirements.

    In addition, and if applicable, the Company shall reissue the Debentures and Warrants without the Legend set forth above at such time as (i) the Holder thereof is permitted to dispose thereof pursuant to Rule 144(k) under the Act or
(ii) the Holder intends to effect a sale thereof to a purchaser or purchasers who will not be subject to the registration requirements of the Act, or (iii) the Holder is not then subject to such requirements.

    5.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No Legend has been or shall be placed on the share certificates representing the Securities and no instructions or "stop transfers," so called, "stock transfer restrictions," so called, or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as set forth in this Section 5.

    5.3 SUBSCRIBER'S COMPLIANCE. Nothing in this section shall affect in any way the Subscriber's obligations under and agreement to comply with all applicable securities laws upon resale of the Securities.

6.  OTHER ISSUANCES OF SECURITIES

    6.1 OTHER EQUITY OFFERINGS. During the period beginning on the First Closing Date and expiring 180 calendar days following the effectiveness of the Registration Statement, the Company will not make any Equity Offerings, as defined in the Debentures, except for an offering of rights to subscribe for shares of the Company's

Common Stock pursuant to any exemption from the registration requirements of the Securities Act of 1933, as amended, including without limitation the exemption provided by Regulations D and S promulgated thereunder.

7.  CHOICE OF LAW AND VENUE; WAIVER OF JURY TRIAL

    THIS AGREEMENT SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the option of either party, be litigated only in the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party for which it is intended at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.

8.  ASSIGNMENT; ENTIRE AGREEMENT; AMENDMENT

    8.1 ASSIGNMENT. Neither this Agreement nor any rights of the Subscriber hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Securities purchased or acquired by the Subscriber hereunder with respect to the Securities held by such person.

    8.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Debentures, the Warrants, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

9.  PUBLICITY

         The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Subscriber without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

10. NOTICES, ETC.; EXPENSES; INDEMNITY

    10.1 NOTICES. Any notice, demand or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two day courier addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing. Copies of all notices to the Subscriber shall be sent to its designee or representative.

    10.2 COSTS AND EXPENSES. The Company shall be responsible for the Subscriber's costs and expenses (including reasonable attorney's fees) incurred in entering into this Agreement, but not to exceed $5,000 in the aggregate for all Subscribers.

    10.3 INDEMNIFICATION. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

11. COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

12. SURVIVAL; SEVERABILITY

    The representations, warranties, covenants and agreements of the parties hereto shall survive both the First Closing and the Second Closing. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

13. TITLE AND SUBTITLES

    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.



14. AMOUNT

    The undersigned hereby subscribes for U.S. $1,750,000 in principal amount of Debentures and Warrants to purchase 175,000 shares of Common Stock and agrees to pay therefor funds in the amount of One Million Seven Hundred Fifty Thousand Dollars (U.S. $1,750,000).

    The undersigned acknowledges that this subscription shall not be effective unless accepted by the Company as indicated below.

           [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

Subscriber's Representative            Name of Subscriber:
Promethean Investment Group, L.L.C.
                                       Heracles Fund

                                       By: Promethean Investment Group, L.L.C.
                                       Its:  Investment Advisor

                                       By /s/ James F. O'Brien
                                         -----------------------------
                                         Name:  James F. O'Brien
                                         Title: President
40 West 57th Street, #1520
New York, NY  10019                    Date of Subscription: February 13, 1997
-----------------------------
Address
                                       Place of Execution:   U.S.
(212) 698-0588
Telephone                              Place of Organization or Citizenship:
                                       _____________________________________

(212) 698-0505
                                       Fax  Place of Residency and/or Principal
                                       Place of Business:
                                       c/o Bank of Bermuda (Cayman) Limited
                                       P.O. Box 513, Third Floor, British
                                       American Tower, Dr. Roy's Drive,
                                       Gerogetown, Grand Cayman, Cayman Islands,
                                       BWI

                                       (Telephone) _________________________
                                       (Fax)       _________________________
                                       Registration Instructions:  _____________
                                       (Name) (Please Print) ___________________

    THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY AS OF THE 13TH DAY OF FEBRUARY, 1997.

                                      ZYCAD CORPORATION


                                      By:  /s/ Phillips W. Smith
                                          --------------------------------------

                                      Print Name: Phillips W. Smith
                                                 -------------------------------

                                      Its: President and Chief Executive Officer
                                          --------------------------------------




ATTEST

________________________